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                              [CORRPRO LETTERHEAD]

FOR IMMEDIATE RELEASE

                    CORRPRO ANNOUNCES RESULTS FOR FISCAL 2003
                RESTRUCTURING AND REFINANCING EFFORTS PROGRESSING

MEDINA, OHIO, JULY 2, 2003--Corrpro Companies, Inc. (AMEX:CO), today reported results for its fiscal year ended March 31, 2003.

For the fiscal year ended March 31, 2003, the Company's revenues and net loss from continuing operations were $104.2 million and $2.8 million, respectively, versus revenues and net loss of $123.1 million and $12.3 million, respectively, in fiscal 2002. The gross profit margin improved nearly 230 basis points to 31.3% compared with 29.0% in the prior year. During fiscal 2003, the Company's continuing operations incurred charges of $3.4 million for expenses related to professional fees in connection with its loan agreements and its Australian Subsidiary, and severance costs related to its restructuring plan. In the prior-year period the Company incurred similar charges of $0.7 million related to professional fees in connection with its loan agreements and its Australian Subsidiary. The adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" reduced amortization expense for continuing operations by approximately $0.8 million for the year ended March 31, 2003 as compared to the year ended March 31, 2002.

The Company's net loss of $7.8 million from discontinued operations for the fiscal year ended March 31, 2003, is primarily due to charges totaling $6.5 million required to recognize the cumulative effect of currency translation adjustments, other comprehensive income amounts and charges for professional fees related to the discontinuance of the International and Other Operations segments. For fiscal 2002, the loss from discontinued operations was $5.9 million, which included charges of $2.5 million related to the loss on investment of Australian subsidiary and a gain of $2.1 million from the sales of assets. Additional financial information is contained in the Company's Annual Report on Form 10-K for the period ended March 31, 2003, which was filed on June 30, 2003.

For the fiscal year ended March 31, 2003, the Company reported a consolidated net loss of $28.8 million or $3.43 per share. This compares to the prior year consolidated net loss of $18.2 million or $2.24 per share. The fiscal 2003 net loss includes a non-cash charge of $18.2 million related to the previously reported cumulative effect of change in accounting principle related to SFAS No. 142 "Goodwill and Other Intangible Assets".
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The Company is currently not in compliance with certain financial ratios required to be maintained under its senior debt agreements. In addition, the Company's revolving credit facility agreement is scheduled to expire on July 31, 2003. The Company is also required to make a $7.6 million principal payment on its Senior Notes, which mature in 2008, by July 31, 2003. The Company is having continuing discussions with its lenders regarding an amendment to extend the maturity date of the revolving credit facility beyond July 31, 2003, and plans to negotiate arrangements with its lenders to, among other things, waive the covenant violations under the senior debt, extend the maturity of the senior bank facility and defer the principal payments due on the Senior Notes. There can be no assurance, however, that any waiver or extension will be obtained on terms acceptable to the Company or at all. Failure to do so would have a material adverse effect on the Company's liquidity and financial condition and could result in the Company's inability to operate as a going concern, in which case the Company would consider available alternatives.

Commenting on fiscal 2003 results, Joseph W. Rog, Chairman, Chief Executive Officer and President, said, "We are pleased with the progress we made in the execution of our business restructuring plan during the fiscal year and our operating costs have been significantly reduced. However, our financial situation has restricted our progress. Brown, Gibbons, Lang, & Company, the investment banking firm that successfully negotiated the sale of our Bass-Trigon Software and Rohrback Cosasco Systems business units, is assisting with our efforts to recapitalize our balance sheet and refinance our outstanding senior debt. This process is ongoing and we are currently having discussions with various parties in order to effect a refinancing transaction."

Mr. Rog continued, "Our fiscal 2004 results to date are encouraging. Our revenues from continuing operations have been enhanced by growth in our coatings services as well as the impact of stronger pricing in the oil and gas markets. We have streamlined our cost structure and are now able to leverage more of our growth to the bottom line."

Corrpro, headquartered in Medina, Ohio, with offices worldwide, is the leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as the leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause its actual results to differ materially from those that are expressed or implied by forward-looking statements, or diminish the liquidity of its common shares: the Company's ability to further extend, amend or refinance its existing debt, including the availability to the Company of external sources of financing and capital (the failure to receive such financing would have a material adverse effect on the Company's results of operations and
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financial condition) and the terms and timing thereof; the Company's ability to successfully divest its non-core and international business units and the timing, terms and conditions of any such divestitures; the ultimate outcome of the SEC's and the Australian Securities and Investment Commission's investigation of accounting irregularities; the impact of any litigation or regulatory process related to the financial statement restatement process, including the class action litigation already filed (the dismissal of which has been appealed); the Company's mix of products and services; the timing of jobs; the availability and value of larger jobs; qualification requirements and termination provisions relating to government jobs; the impact of inclement weather on the Company's operations; the impact of energy prices on the Company's and its customers' businesses; adverse developments in pending litigation or regulatory matters; the impact of existing, new or changed regulatory initiatives; the Company's ability to satisfy the listing and trading requirements of the AMEX (which, if not satisfied, could result in the suspension of trading - as occurred in August 2002 - or delisting of the Company's shares from the trading venue and could diminish the liquidity of its common shares) or any other national exchange on which its shares are or will be listed and the impact of changing global political and economic conditions. Further information concerning factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.

                                 TABLE TO FOLLOW
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                             CORRPRO COMPANIES, INC.

                       CONSOLIDATED INCOME STATEMENT DATA

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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


                                                               For the Twelve
                                                                Months Ended
                                                                  March 31,
                                                          --------------------------
                                                             2003             2002
                                                          ---------        ---------

Revenues                                                  $ 104,220        $ 123,058

Cost of sales                                                71,607           87,326
                                                          ---------        ---------
Gross profit                                                 32,613           35,732


Selling, general & administrative expenses                   29,788           32,327
                                                          ---------        ---------

Operating income                                              2,825            3,405

Interest expense                                              5,907            5,055
                                                          ---------        ---------

Loss from continuing operations before income taxes          (3,082)          (1,650)

Provision (benefit) for income taxes                           (331)          10,669
                                                          ---------        ---------

Loss from continuing operations                              (2,751)         (12,319)


Discontinued operations:
  Loss from operations, net of income taxes                  (9,931)          (5,898)
  Gain on disposals, net of income taxes                      2,095             --
                                                          ---------        ---------
Loss before Cumulative effect of change
in accounting principle                                     (10,587)         (18,217)

Cumulative effect of change in accounting principle         (18,238)            --
                                                          ---------        ---------

Net loss                                                  $ (28,825)       $ (18,217)
                                                          =========        =========

Earnings (loss) per share - Basic:

  Loss from continuing operations                         $   (0.33)       $   (1.52)
  Discontinued operations:
     Loss from operations, net of income taxes                (1.18)           (0.72)
     Gain on disposals, net of income taxes                    0.25             --
                                                          ---------        ---------
    Loss before Cumulative effect of change
     in accounting principle                                  (1.26)           (2.24)
  Cumulative effect of change in
      accounting principle                                    (2.17)            --
                                                          ---------        ---------
Net loss                                                  $   (3.43)       $   (2.24)
                                                          =========        =========
Earnings (loss) per share - Diluted:

  Loss from continuing operations                         $   (0.33)       $   (1.52)
  Discontinued operations:
     Loss from operations, net of income taxes                (1.18)           (0.72)
     Gain on disposals, net of income taxes                    0.25             --
                                                          ---------        ---------
    Loss before Cumulative effect of change
     in accounting principle                                  (1.26)           (2.24)
  Cumulative effect of change in
      accounting principle                                    (2.17)            --
                                                          ---------        ---------

Net loss                                                  $   (3.43)       $   (2.24)
                                                          =========        =========

Weighted average shares -
    Basic                                                     8,387            8,119
    Diluted                                                   8,387            8,119


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